HARRIS & THOMPSON AN ASSOCIATION OF ATTORNEYS
RICHARD W. HARRIS RICHARD K. THOMPSON	6121 LAKESIDE DRIVE SUITE 260 RENO, NEVADA 89511 PHONE (775) 825-4300 FAX (775) 825-4829
December 14, 2006
BY TELECOPIER
AND FEDERAL EXPRESS
John Pritchard, CEO
Gold Run Inc.
330 Bay St Suite 820
Toronto, Ont, Canada M5H 2S8
Re:	Title Report on HC Claim Group Eureka County, Nevada
Dear Mr. Pritchard:
You have asked our office to prepare a Title Report regarding the "HC" properties consisting of l89 unpatented lode mining claims situated in Eureka County, Nevada. The claims and their federal serial numbers are more particularly described on Exhibit A attached hereto.
The HC claims are situated in Section 1, T. 26 N., R. 49 E., Section 6, T. 26 N., R. 50 E., Section 22-27, 35, and 36, T. 27 N., R. 49 E., and Section 19, 30, and 31, T. 27 N., R. 50. E., MDM.
After an examination of the claim records maintained by the Nevada State Office of the Bureau of Land Management, the Nevada State Lands Office, and the Eureka County Recorder's Office, we have reached the following conclusions:
SUMMARY OF TITLE
1. Title Condition. The claims have generally been located and maintained in accordance with state and federal mining law, and the claims are presently valid and defensible.
2. Ownership. The above described mining claims are owned by:
HC 1-187, 196-197	KM Exploration Ltd.
We found the following document pertaining to ownership and possession of the HC claims:

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

A Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the HC 1-50, 100-187, and 196-197 claims. The Deed was recorded in Eureka County on April 13, 2006 in Book 434, Pages 392-393, as Document No. 204470.
A Quitclaim Deed dated June 8, 2006 from Golden Trend Resources, Inc. to KM Exploration, Ltd., covering the HC 51-99 claims. The Deed was recorded in Eureka County on June 16, 2006 in Book 438, Pages 149-150, as Document No. 205296.
We found no other record of deeds, leases, liens, encumbrances, or legal actions affecting the claim groups.
3. Claim Conflicts. The unpatented mining claims are subject to the following conflicts with fee lands and other unpatented mining claims.
a. The BLM geographic index indicates that there might be a conflict between the SF 20, 33, 34, 61-66 claims owned by Trend Resources LLC, located September 3, 2006 in T. 26 N., R. 49 E., Section 1, and T. 27 N., R.49 E., Section 36, and with the HC 15-20 claims located November 2001, HC 71 located February 2005, and HC 196-197 located September 2005. The SF claims are senior by location date to the HC 71, and 196-197 claims, but junior to the HC 15-20 claims. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
b. The BLM geographic index indicates that there might be a conflict between the Match 178, 184, 186, 187, 189, 200-203 claims, owned by Metal Wind Ltd. (leased to Barrick per 2006/2007 BLM filing), located July 2004 in T. 26 N., R.50 E., Section 6, and T. 27 N., R. 50 E., Section 31, conflict with the HC 39-50 claims located November 2002, and the HC 92-99 claims located February 2005. The Match claims are junior to the HC 39-50 claims, and senior to the HC 92-99 claims by location dates. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
c. The BLM geographic index indicates that there might be a conflict between the BOC 39 and 41 claims, owned by Placer Dome (Barrick), located September 2002 in T. 26N., R. 50 E., Section 6, conflict with the HC 25 claim, located November 2002. The BOC claims are senior by location date. The claim barely overlaps and is valid.

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

d. The BLM geographic index indicates that there might be a conflict between the QR 98 claim located July 1, 2005 and the QR 105-110, 113-117, 121, 122 claims located June 30, 2005, QR 186-192 (even) and QR 209, 211, 214, 216, 243, 245, 247, 248 claims located September 23-24, 2006 and October 16, 2006, in T. 27 N., R. 49 E., Sections 13 and 24; T. 27 N., R. 50 E., Sections 19, 30, 31, owned by Crain Energy, LP, conflict with the HC 151-154, 156-176 (even), and 178-187, located September 2, 2005. The QR 98, 105-110, 113-117, 121, 122 claims are senior to the HC claims by location date. The QR 186-192 (even), 209, 211, 214, 216, 243, 245, 247, and 248, are junior to the HC claims by location date. After reviewing the individual claim map filed with the Bureau of Land Management, it is difficult to locate the boundary of the claims, so confirmation should be made in the field.
e. The BLM geographic index indicates that there might be a conflict between the Dart 98, 118, 119, and 133 claims owned by William M. Sherif, located November 2003 in T. 27 N., R. 49 E., Sections 23 and 24, conflict with the HC 120, 122, 124, 137, and 138 claims located September 30, 2005. The Dart claims are senior by location date. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
4. Liens and Encumbrances. We found no record of unreleased liens of encumbrances. The bases for these conclusions are set forth in the paragraphs below.
LOCATION AND MAINTENANCE OF MINING CLAIMS
The property interests discussed in this Title Report are unpatented mining claims. Any citizen of the United States, including a U.S. corporation, can locate unpatented mining claims on the open public domain. The location procedure consists of four steps: (1) erecting a location monument and posting a location notice which describes the claim name, locator, and other information; (2) erecting monuments at the comers and top centers of the claim within 60 days following the date of location; (3) recording Notices of Location with the County Recorder within 90 days following the date of location; and (4) filing the Notices of Location and a claim map with the Nevada State Office of the Bureau of Land Management within 90 days following the date of location.
Until 1993, the locator maintained the claims from year to year by performing annual assessment work and filing a record of the work in the County and with the Bureau of Land Management. During each assessment year (which runs from September 1 to September l), the claimant was obliged to perform $100.00 worth of work per claim. The work could be performed on

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

one or more claims of a larger contiguous group. Typical forms of work include drilling, road construction, and mineral production. After completing the annual work, the claimant recorded a Proof of Labor (also known as an Affidavit of Annual Assessment Work) in the appropriate County by November 1. Thereafter, the locator filed the Proof of Labor with the Bureau of Land Management by December 30; failure to make the federal filing in a timely manner rendered the claim void.
In 1992 the U.S. Congress enacted a law suspending the assessment requirement and imposing a federal claim maintenance fee in its place. By August 31, 1993, each claimant was required to pay $200.00 per claim for 1993 and 1994. Failure to make the payment rendered the claims void. In addition, the Nevada Legislature passed a law requiring the claimant to file an Affidavit and Notice of Intent to Hold in the appropriate County by November 1. After 1993 the federal "rental fee" was $100.00 per claim per year.
Congress is in the process of extending the claim maintenance requirements through 2007. It will therefore be necessary for the claim owners or their lessees to perform the following acts in order to maintain the claims in 2007-2008 and each year thereafter: (1) on or before September 1, 2007 (or whichever date Congress ultimately determines), the owner must pay a maintenance fee of $125.00 per claim to the Nevada State Office of the Bureau of Land Management, and (2) by November 1 the owner must record an Affidavit and Notice of Intent to Hold in Eureka County.
A mining claim can overlap fee lands or other mining claims, so long as its location monument is situated on open public domain. The claim is invalid only in the areas of overlap.
In preparing this Title Report, our office examined the records on file with the Eureka County Recorder and the Nevada State Office of the Bureau of Land Management and the State Lands Office for Nevada. The federal record center (BLM) contains Notices of Location, Proofs of Labor, claim maps, rental fee receipts, and other documents relating to the location and maintenance of unpatented claims. The County Recorder's Office is the principal source for deeds, leases, liens, encumbrances, and records of litigation.
TITLE CONDITION
1. HC 1-20 Claims. The HC 1-20 claims were located on November 2, 2001 by KM Exploration, Ltd. The Notices of Location were timely recorded in Eureka County on January 30, 2002 at Book 345, Pages 564-583. The claims were timely filed with the Bureau of Land Management on January 30, 2002, where they received federal serial numbers NMC 827826-827845, as listed on Exhibit A attached hereto.

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in KM Explorations, Ltd. The Eureka County Recorder's Office and the Nevada State Office of the Bureau of Land Management contain the following documents pertaining to ownership and possession of the HC 1-20 claims:
Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the HC 1-50, 100-187, and 196-197 claims. The Deed was recorded in Eureka County on April 13, 2006 in Book 434, Pages 392-393, Document No. 204470.
C. Federal Claim Maintenance Fees. The 2001-2002 claim maintenance fees were paid to the Bureau of Land Management when the claims were filed on January 30, 2002. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Book/Page

2002-2003	July 16, 2002	October 28, 2002	352/219

2003-2004	August 27, 2003	October 13, 2003	367/163

2004-2005	August 27, 2004	October 21, 2004	398/90[1]

2005-2006	June 23, 2005 and August 19, 2005[2]	October 25, 2005	425/282

2006-2007	August 29, 2006	August 29, 2006	441/295

The HC 1-20 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.

1 The Notice of Intent to Hold recorded in 2004 listed Nevada Gold Trends as the Owner. We found no deeds to or from Nevada Gold Trends in Eureka County.
2 In 2005 the rental fee was increased to $125.00, and many companies believed if they paid prior to July 1, 2005, the $100.00 rental fee might still apply. Golden Trend Resources paid the $100.00 prior to July 1 and then went back and paid the $25.00 in August.

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, however, we found the following potential conflict with other unpatented claims.
a. The BLM geographic index indicates that there might be a conflict between the SF 20, 33, 34, 61-66 claims owned by Trend Resources LLC, located September 3, 2006 in T. 26 N., R. 49 E., Section 1, and T. 27 N., R.49 E., Section 36, and with the HC 15-20 claims located November 2001, HC 71 located February 2005, and HC 196-197 located September 2005. The SF claims are senior by location date to the HC 71, and 196-197 claims, but junior to the HC 15-20 claims. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
2. HC 21-50 Claims. The HC 21-50 claims were located on November 18, 2002 by Golden Trend Resources, Inc. The Notices of Location were timely recorded in Eureka County on November 18, 2002 at Book 354, Pages 91-120. The claims were timely filed with the Bureau of Land Management on December 20, 2002, where they received federal serial numbers NMC 838667-838696, as listed on Exhibit A attached hereto.
A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in KM Explorations, Ltd. The Eureka County Recorder's Office and the Nevada State Office of the Bureau of Land Management contain the following documents pertaining to ownership and possession of the HC 21-50 claims:
Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the HC 1-50,100-187, and 196-197 claims. The Deed was recorded in Eureka County on April 13, 2006 in Book 434, Pages 392-393, Document No. 204470.
C. Federal Claim Maintenance Fees. The 2002-2003 claim maintenance fees were paid to the Bureau of Land Management when the claims were filed with the BLM on December 20, 2002. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Book/Page

2003-2004	August 27, 2003	October 13, 2003	367/162

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

2004-2005	August 27, 2004	October 21, 2004	398/92[3]

2005-2006	June 23, 2005 and August 19, 2005[4]	October 25, 2005	425/283

2006-2007	August 29, 2006	August 29, 2006	441/295

The HC 21-50 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, however, we found the following potential conflict with other unpatented claims.
a. The BLM geographic index indicates that there might be a conflict between the Match 178, 184, 186, 187, 189, 200-203 claims, owned by Metal Wind Ltd. (leased to Barrick per 2006/2007 BLM filing), located July 2004 in T. 26 N., R. 50 E., Section 6, and T. 27 N., R. 50E., Section 31, conflict with the HC 39-50 claims located November 2002, and the HC 92-99 claims located February 2005. The Match claims are junior to the HC 39-50 claims, and senior to the HC 92-99 claims by location dates. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location

3 The Notice of Intent to Hold recorded in 2004 listed Nevada Gold Trends as the Owner. We found no deeds to or from Nevada Gold Trends in Eureka County.
4 In 2005 the rental fee was increased to $125.00, and many companies believed if they paid prior to July 1, 2005, the $100.00 rental fee might still apply. Golden Trend Resources paid the $100.00 prior to July 1 and then went back and paid the $25.00 in August.

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

monuments should be confirmed in the field..
b. The BLM geographic index indicates that there might be a conflict between the BOC 39 and 41 claims, owned by Placer Dome (Barrick), located September 2002 in T. 26N., R. 50 E., Section 6, conflict with the HC 25 claim, located November 2002. The BOC claims are senior by location date. The claim barely overlaps and is valid.
3. HC 51-99 Claims. The HC 51-99 claims were located on February 3-4, 2005 by Golden Trend Resources, Inc. The Notices of Location were timely recorded in Eureka County on March 8, 2005 at Book 407, Pages 296-344. The claims were timely filed with the Bureau of Land Management on March 8, 2005, where they received federal serial numbers NMC 892577-892625, as listed on Exhibit A attached hereto.
A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in KM Explorations, Ltd. The Eureka County Recorder's Office and the Nevada State Office of the Bureau of Land Management contain the following documents pertaining to ownership and possession of the HC 51-99 claims:
Quitclaim Deed dated June 8, 2006 from Golden Trend Resources, Inc. to KM Exploration, Ltd., covering the HC 51-99 claims. The Deed was recorded in Eureka County on June 16, 2006 in Book 438, Pages 149-150, Document No. 205296.
C. Federal Claim Maintenance Fees. The 2004-2005 claim maintenance fees were paid to the Bureau of Land Management at the time the claims were filed with the BLM on March 8, 2005. Since that date, the claims have been maintained as follows:

Rental Year	BLM Recording	County Recording	Book/Page

2005-2006	June 23, 2005 and August 19, 2005[5]	October 25, 2005	425/283

2006-2007	August 29, 2006	August 29, 2006	441/295

5 In 2005 the rental fee was increased to $125.00, and many companies believed if they paid prior to July 1, 2005, the $100.00 rental fee might still apply. Golden Trend Resources paid the $100.00 prior to July 1 and then went back and paid the $25.00 in August.

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

The HC 55-99 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, however, we found the following potential conflict with other unpatented claims.
a. The BLM geographic index indicates that there might be a conflict between the SF 20, 33, 34, 61-66 claims owned by Trend Resources LLC, located September 3, 2006 in T. 26 N., R. 49 E., Section 1, and T. 27 N., R. 49 E., Section 36, and with the HC 15-20 claims located November 2001, HC 71 located February 2005, and HC 196-197 located September 2005. The SF claims are senior by location date to the HC 71, and 196-197 claims, but junior to the HC 15-20 claims. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
b. The BLM geographic index indicates that there might be a conflict between the Match 178, 184, 186, 187, 189, 200-203 claims, owned by Metal Wind Ltd. (leased to Barrick per 2006/2007 BLM filing), located July 2004 in T. 26 N., R. 50 E., Section 6, and T. 27 N., R. 50 E., Section 31, conflict with the HC 39-50 claims located November 2002, and the HC 92-99 claims located February 2005. The Match claims are junior to the HC 39-50 claims, and senior to the HC 92-99 claims by location dates. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
4. HC 100-187, 196, 197 Claims. The HC 100-187, 196, 197 claims were located on September 2, 16, and 30, 2005 by Golden Trend Resources, Inc. The Notices of Location were timely recorded in Eureka County on October 19, 2005 at Book 424, Pages 282-371. The claims were timely filed with the Bureau of Land Management on October 19, 2005, where they received federal serial numbers NMC 909042-909131, as listed on Exhibit A attached hereto.
A. Title Condition. The claims have been located in accordance with state and federal mining law, and the title condition is presently good.
B. Ownership. Title is vested in KM Explorations, Ltd. The Eureka County Recorder's Office and the Nevada State Office of the Bureau of Land Management contain the

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

following documents pertaining to ownership and possession of the HC 100-187, 196, 197 claims:
Quitclaim Deed dated April 7, 2006 from Golden Trend Resources, Inc. to KM Explorations Ltd., covering the HC 1-50, 100-187, and 196-197 claims. The Deed was recorded in Eureka County on April 13, 2006 in Book 434, Pages 392-393, Document No. 204470.
C. Federal Claim Maintenance Fees. The claim maintenance fees were paid to the Bureau of Land Management on August 29, 2006 and the Affidavit was filed with the Eureka County Recorder on August 29, 2006 for the 2006-2007 years. The HC 100-187, 196, 197 claims will remain valid through September 1, 2007. Thereafter, the claim owner must pay federal claim maintenance fees to the Nevada Bureau of Land Management on or before September 1, 2007.
D. Claim Conflicts. An examination of the Bureau of Land Management master title plats, and the Bureau of Land Management geographic index (current through October 26, 2006) reveals no conflicts with government withdrawals, government reservations or patented claims, however, we found the following potential conflict with other unpatented claims.
a. The BLM geographic index indicates that there might be a conflict between the SF 20, 33, 34, 61-66 claims owned by Trend Resources LLC, located September 3, 2006 in T. 26 N., R. 49 E., Section 1, and T. 27 N., R. 49 E., Section 36, and with the HC 15-20 claims located November 2001, HC 71 located February 2005, and HC 196-197 located September 2005. The SF claims are senior by location date to the HC 71, and 196-197 claims, but junior to the HC 15-20 claims. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
b. The BLM geographic index indicates that there might be a conflict between the QR 98 claim located July 1, 2005 and the QR 105-110, 113-117, 121, 122 claims located June 30, 2005, QR 186-192 (even) and QR 209, 211, 214, 216, 243, 245, 247, 248 claims located September 23-24, 2006 and October 16, 2006, in T. 27 N., R. 49 E., Sections 13 and 24; T. 27 N., R. 50 E., Sections 19, 30, 31, owned by Crain Energy, LP, conflict with the HC 151-154, 156-176 (even), and 178-187, located September 2, 2005. The QR 98, 105-110, 113-117, 121, 122 claims are senior to the HC claims by location date. The QR 186-192 (even), 209, 211, 214, 216, 243, 245, 247, and 248, are junior to the HC claims by location date. After reviewing the individual claim map filed with the Bureau of Land Management, it is difficult to locate the boundary of the claims, so confirmation should be made in the field.
c. The BLM geographic index indicates that there might be a conflict between the Dart 98, 118, 119, and 133 claims owned by William M. Sherif, located November 2003 in T. 27

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

N., R. 49 E., Sections 23 and 24, conflict with the HC 120, 122, 124, 137, and 138 claims located September 30, 2005. The Dart claims are senior by location date. After reviewing the individual claim maps filed with the Bureau of Land Management, the location monuments for the claims appear to be situated on open ground, so the claims are valid. However, the extent of the conflict, and the exact location of the location monuments should be confirmed in the field.
RECORDS EXAMINED
In preparing this opinion, our office examined the claim records on file with the Nevada State Office of the Bureau of Land Management (on October 26, 2006) and the Eureka County Recorder's Office (on October 18, 2006). The records inspected by our office include the following documents:
1. The Bureau of Land Management claim files for the HC claim group.
2. The Bureau of Land Management master title plats and historic indexes for T. 26 N., R. 49 E., T. 26 N., R. 50 E., T. 27 N., R. 49 E., and T. 27 N., R. 50. E., MDM.
3. The Bureau of Land Management geographic index (current through October 26, 2006) and all conflicts disclosed thereby.
4. The Bureau of Land Management serial pages.
5. The Eureka County index to Official Records from January 1, 2001 through October 18, 2006, and all deeds, leases, and encumbrances disclosed thereby.
6. We did not check the records of the bankruptcy courts or Secretary of State for UCC filings.
We did not examine the records of the Eureka County Sheriffs Office because we did not find title problems which could likely be resolved by examination of those records. Because the property under search consists of unpatented mining claims and would therefore not be recognized in the records of the Eureka County Assessor's and Treasurer's Offices, we did not examine the records in those offices.
We have not examined separately the records of tax sales and sheriffs sales, if any, to determine whether statutory and regulatory procedures were compiled with in each instance which could affect the validity of such sales. Therefore, no opinion is rendered with respect to the effect of any such sales upon the title to the HC claims. Also, we have not examined any records to determine ownership of the water rights which might be associated with the HC claims.

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

RESERVATIONS
I have made no examination of the actual property. I have therefore reached no conclusion concerning the adequacy of the monuments described on the Notices of Location. Moreover, I do not know whether any of the claims have been recently overstaked on the ground by a third party, to what degree they may overlap one another or contain fractions, or whether the actual location corresponds to the claim map required by federal law. I do not render any opinion concerning any fact or circumstance, such as adverse possession, that might be disclosed by a ground examination.
I render no opinion concerning access to the property, compliance with State and federal laws affecting the right to mine, or the adequacy of the mineral discovery, if any, on the claims. I render no opinion concerning the availability of water and water rights to support mining operations on the claims.
CONFIDENTIALITY
This opinion has been rendered at the request of and for the benefit of Gold Run Inc., and may not be used or relied upon by any other party without the written consent of this office.
ABSENCE OF CONFLICTS
I hereby certify that neither I, nor any law partner, nor any person related to me has any material, beneficial interest in the property of Gold Run Inc. or of any holding company or major subsidiaries thereof.
Very truly yours,

/s/ Richard K. Thompson
Richard K. Thompson
gold run inc.
title report hc claims 12-06

Mr. John Pritchard
Title Report on HC Claim Group
December 14, 2006

Exhibit A

Claim Name	County Book/Page	BLM Number

HC 1-20	345/564-583	827826-827845

HC 21-50	354/91-120	838667-838696

HC 51-99	407/296-344	892577-892625

HC 100-187	424/282-369	909042-909129

HC 196-197	424/370-371	909130-909131